Exhibit 99.3
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                McGladrey & Pullen, LLP
     Certified Public Accountants and Consultants


             INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
LINCOLNLAND BANCSHARES, INC.
Casey, Illinois

We have audited the related consolidated statements of income, stockholders' equity, and cash flows of LINCOLNLAND BANCSHARES, INC. and subsidiaries for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for LINCOLNLAND BANCSHARES, INC. and subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

As described in Note 4 to the financial statements, the Company changed its method of accounting for investment securities in 1993.


/s/ McGladrey & Pullen LLP

Champaign, Illinois
January 7, 1994